ALLEGHENY ENERGY SOLUTIONS, INC.
                        STATEMENT OF CASH FLOWS
                        FOR THE PERIOD ENDED SEPTEMBER 30, 2000



                                                     Nine Months Ended
                                                     September 30

                                            2000*             1999
Cash Flows from Operations:
   Net Income (Loss)                        (161,261)         (344,424)
   Depreciation                                    0                 0
   Deferred income taxes                           0           355,380
        Changes in certain current assets
        and liabilities:
             Accounts receivable            (297,284)        3,509,296
             Materials and supplies          (38,164)                0
             Accounts payable                333,358        (2,608,168)
             Taxes accrued                   (98,559)       (1,254,841)
             Interest accrued                      0                 0
   Deferred charges                           (9,971)             (252)
   Other, net                                  5,422          (815,903)
                                            (266,459)       (1,158,912)



Cash Flows from Investing:
   Construction expenditures                 (52,527)           19,877
   Nonutility investments                   (674,218)                0
                                            (726,745)           19,877

Cash Flows from Financing:
   Parent company contribution             1,209,346         2,100,148
   Notes payable                                   0        (1,000,000)
                                           1,209,346         1,100,148

Net Change in Cash:
Cash and temporary investments               243,710           197,163
  at January 1
Cash and temporary investments               459,852           158,276
  at September 30
                                            $216,142          ($38,887)



*Nature of Company operations changed on January 1, 2000.


                        Unaudited